Exhibit 21.1

Subsidiaries of National Financial Partners Corp.

As of December 31, 2012

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

1842524 Ontario Limited	Ontario, Canada

2171817 Ontario Inc.	Ontario, Canada

401(k) Advisors, Inc.	California

401(k) Producer Services, Inc.	California

Administrative Systems, Inc.	Washington

ADP/Statewide Insurance Agencies, Inc.	New Jersey

Alexander Benefits Consulting, LLC	Colorado

Alliance Capital Services Insurance Agency Inc.	Massachusetts

Alterity Group, LLC	Florida

Alternative Benefit Solutions, Inc.	North Carolina

American Benefits Insurance Corporation	Massachusetts

American Financial Solutions, Inc.	Florida

Anderson Consulting Group, Ltd.	New York

Arnone, Lowth, Wilson & Leibowitz, Inc.	New York

Arthur D. Shankman and Company, Inc.	New Jersey

AXIA Employee Benefit Insurance Services, Inc.	California

Balser Financial Corporation	Georgia

Balser Technology Group, LLC	Georgia

Beacon Retirement Planning Services Inc.	Texas

Benefit Fiduciary Corporation	Rhode Island

Benefit Plan Services, LLC	Georgia

Benefit Planning Services, Inc.	Illinois

Bernard R. Wolfe & Associates, Inc.	Maryland

BHR Financial Services, Inc.	Texas

BMI Benefits, L.L.C.	New Jersey

Bob McCloskey Agency, LLC	New Jersey

Boston Insurance Trust, Inc.	Massachusetts

Brokerage Design & Consultants, Inc.	Colorado

CBA Management, LLC	North Carolina

Charon Planning Corporation	New Jersey

Christie Financial Group, Inc.	Minnesota

Clippinger Financial Group, L.L.C.	Indiana

Compass Capital Management, LLC	Connecticut

Complete Pension Services, Inc.	Nevada

Consolidated Brokerage Services, Inc.	Delaware

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

Consolidated Educational Services, Inc.	New Jersey

Contemporary Benefits Design, Inc.	North Carolina

Corporate Benefit Advisors, Inc.	North Carolina

Corporate Benefits, Inc.	South Carolina

Creative Edge Concepts, LLC	California

Creative Edge Planning & Insurance Services, LLC	California

D A Financial Group of California	California

D/A Century Insurance Services, Inc.	California

D/A Financial Insurance Services, Inc.	California

Delott & Associates, Inc.	Illinois

DiMeo Schneider & Associates L.L.C.	Illinois

DNA Brokerage, L.L.C.	Iowa

DOT Integrated Financial Corp.	Ontario, Canada

Dreyfuss & Birke Management Company, LLC	New York

Dreyfuss & Birke, Ltd.	New York

Driscoll Insurance Agency, Inc.	California

Dublin Insurance Services, Inc.	California

ECA Marketing, Inc.	Minnesota

Educators Preferred Corporation	Michigan

Eilers Financial Services, Inc.	Vermont

Employers Preferred Corporation	Michigan

Estate & Corporate Advisors, Inc.	Arizona

ethos Benefit Partners, Inc.	Pennsylvania

Excess Reinsurance Underwriters, Inc.	Pennsylvania

Executive Services Securities, LLC	Georgia

FDR Financial Group, Inc.	Florida

Financial Concepts of the Twin Cities, Inc.	Minnesota

First Financial Resources Ltd.	Connecticut

First Global Financial & Insurance Services, Inc.	California

Fleischer-Jacobs & Associates, Inc.	Delaware

Garard Benefit Consultants, Inc.	Ontario, Canada

Gillian Johnston Financial Services Inc.	Ontario, Canada

Golden & Cohen, LLC	Maryland

Harbor Management Company, LLC	New York

Hartfield Louisville, LLC	Kentucky

HealyPartners, LLC	Delaware

Highland Capital Brokerage, Inc.	Delaware

Highland Capital Brokerage, Inc.	Washington

Highland Capital Holding Corporation	Delaware

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

Howard M. Koff, Inc.	California

Ikon Communications, Inc.	Puerto Rico

Ikon Financial, Inc.	Puerto Rico

Ikon Insurance, Inc.	Puerto Rico

Ikon Solutions, Inc.	Puerto Rico

Ikon US, Inc.	Florida

Institutional Life Services (Florida), LLC	Delaware

Institutional Life Services, LLC	Delaware

Insurance & Investment Professionals, Inc.	Wisconsin

International Risk—IRC, Inc.	Massachusetts

IRC, Inc.	New Mexico

JR Katz, Inc.	Illinois

Lane McVicker, LLC	New York

Lanning & Associates, Inc.	Kansas

LBG Financial Advisors, Inc.	Pennsylvania

Lenox Advisors, Inc.	New York

Lenox Brokerage Insurance Services, Inc.	New York

Lenox Long Term Care, LLC	New York

Lenox Wealth Advisors, Inc.	New York

Lifestyle Holding Company, Inc.	Delaware

Lifestyle Settlements, LLC	California

Lincoln Benefits Group, Inc.	New Jersey

Linn & Associates, Inc.	Florida

LMV Holdings, Inc.	Delaware

Longnecker & Associates, Inc.	Texas

LTCI Partners, LLC	Wisconsin

Lucco Financial Partners, Inc.	Illinois

M&M Brokerage Services, Inc.	California

Maguire Financial Advisors, LLC	Delaware

Management Brokers, Inc.	California

Marc F. Jones Advisors Corp.	California

Marc F. Jones Advisors, LLC	California

Maschino, Hudelson & Associates, L.L.C.	Oklahoma

Massachusetts Business Association, L.L.C.	Delaware

Meltzer Wealth Management, Inc.	Maryland

Meltzer-Karlin Property and Casualty, Inc.	Maryland

Michael G. Rudelson and Company	Texas

Mitchell & Moroneso Insurance Services, Inc.	Texas

Monaghan, Tilghman & Hoyle, Inc.	Maryland

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

Mosse & Mosse Insurance Associates, LLC	Massachusetts

National Enrollment Services, Inc.	Illinois

National Financial Partners Corp.	Delaware

National Madison Group, Inc.	New York

Nemco Benefits, Inc.	New York

Nemco Brokerage, Inc.	New York

Nemco Group, LLC	Delaware

NFP (BVI) Limited	British Virgin Islands

NFP Brokerage Insurance Services, Inc.	Delaware

NFP Canada Corp	Ontario, Canada

NFP CM Insurance Agency, LLC	Delaware

NFP Corporate Services (NY), LLC	New York

NFP Executive Benefits, LLC	Delaware

NFP IndeSuite, Inc.	Texas

NFP Insurance Services, Inc.	Texas

NFP Life Services, LLC	Delaware

NFP Mid-Atlantic SG, LLC	Delaware

NFP MIE, LLC	Delaware

NFP of New York Insurance Agency, Inc.	New York

NFP Property & Casualty Services, Inc.	New York

NFP Resources V Insurance Agency, Inc.	New York

NFP Resources VI Insurance Agency, Inc.	Alabama

NFP Risk Management Services, Inc.	New York

NFP Schechter Benefits, LLC	Michigan

NFP Securities, Inc.	Texas

NFP Structured Settlements, Inc.	Pennsylvania

NFP/AMP Holdings, LLC	Florida

NFP-CBI, LLC	Delaware

NFP-National Account Services, Inc.	Arizona

Noabrand, Inc.	Maryland

Northeast Brokerage Services Insurance Agency, Inc.	Massachusetts

Northeast Business Trust	Massachusetts

Northeast Insurance Broker Services, LLC	Vermont

NuVision Financial Corporation, Inc.	Georgia

Oklahoma Financial Center, Inc.	Oklahoma

P&A Capital Advisors, Inc.	New York

Partners Holdings, Inc.	Delaware

Partners Marketing Services of Pennsylvania, Inc.	Pennsylvania

PartnersFinancial Insurance Agency, Inc.	Massachusetts

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

Pen/Flex, Inc.	California

Peninsula Advisors, L.L.C.	California

Pennsylvania Business Review, Inc.	Pennsylvania

Personal Capital Management, Inc.	New York

Peyser & Alexander Management, Inc.	New York

Plan Design Services, Inc.	North Carolina

Potomac Basin Group Associates, LLC	Delaware

Preferred Benefits Group, Inc.	New Jersey

Pro Financial Services, LLC	Illinois

Procured Risk Solutions LLC	New York

Professional Benefits Solutions, Inc.	Maryland

Professional Outsourcing Solutions Corp.	Maryland

Professional Pensions, Inc.	Connecticut

Provise Management Group, LLC	Florida

Public Employers Benefit Association, L.L.C.	Michigan

Quantum Care, Inc.	New Jersey

R.E. Lee Holdings, Inc.	Washington

Randel L. Perkins Insurance Services, Inc.	California

RealCare Insurance Marketing, Inc.	California

Renaissance Bank Advisors, LLC	Georgia

Renaissance Benefit Advisors, Inc.	Pennsylvania

Retirement Investment Advisors, Inc.	Oklahoma

Robert E. Lee (SCIP), Inc.	Washington

Robert E. Lee of Southern California Insurance Agency	California

Schmidt Financial Group, Inc.	Washington

Scorica, Inc.	Hawaii

Shepard & Scott Corp.	New Jersey

Sontag Advisory LLC	New York

Sontag Special Opportunities Advisor, LLC	Delaware

Sontag Special Opportunities LLC	Delaware

STA Benefits Holdings, LLC	Illinois

STA Benefits, Ltd.	Texas

STA, Inc.	Texas

Stallard Financial Strategies, Inc.	Texas

Stephen Wolff, Inc.	California

The Bay Ridge Group, Inc.	New York

The Benefits Solution Group, Inc.	Louisiana

The COMP Consulting Companies, LLC	Delaware

The Financial Architects Partners, LLC	Rhode Island

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION

The Hartfield Company, Inc.	Indiana

The Heartland Group, Inc.	Illinois

The KNW Group, LLC	Minnesota

The Management Compensation Group/Southeast, LLC	Georgia

The Meltzer Group, Inc.	Maryland

The Spalding Financial Group, Inc.	Florida

The Summit Group, Inc.	Pennsylvania

Thorbahn and Associates Insurance Agency, Inc.	Massachusetts

TMG Insurance Services Inc.	Kentucky

TMS-CBS RPG, LLC	Arizona

Total Financial & Insurance Services, Inc.	California

Trinity Financial Services, L.L.C.	Oklahoma

UA Advisory Services, Inc.	New York

United Advisors, LLC	Delaware

United Businessman’s Insurance Agency, Inc.	Massachusetts

Van den Heuvel and Fountain, Inc.	New Jersey

Virtual Benefits Corporation	Maryland

Windsor Insurance Associates, Inc.	California

Wisconsin Insurance World, Ltd.	Wisconsin